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                                                                   EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


Direct Connect International Inc.:

We hereby consent to the inclusion in this Annual Report on Form 10-K, for the fiscal year ended April 30, 1998, of our Report, dated , August 11,1998, in connection with our audit of the Financial Statements of Direct Connect International Inc. and Subsidiary as of April 30, 1998 and 1997 and for the years ended April 30, 1998, 1997 and 1996.



                                        /s/  Bederson & Company LLP

West Orange, New Jersey
August 13, 1998